UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2010

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-04762	95-2051630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	Zip Code

Registrant’s telephone, including area code: 215-238-3000

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2010, ARAMARK Corporation (the “Company”) entered into an Amendment Agreement (the “Amendment Agreement”) by and among the Company (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd. (the “Canadian Borrower”), ARAMARK Investments Limited (the “U.K. Borrower”), ARAMARK Ireland Holdings Limited (the “Irish Borrower”), ARAMARK Holdings GmbH & Co KG (the “German-1 Borrower”), ARAMARK GmbH (the “German-2 Borrower”; and together with the Company, the Canadian Borrower, the U.K. Borrower, the Irish Borrower and the German-1 Borrower, the “Borrowers”), ARAMARK Intermediate Holdco Corporation (“Holdings”), the subsidiaries of the Company party to the Credit Agreement (as defined below) (the “Guarantors”), the lenders party to the Credit Agreement, Citibank, N.A., as retiring agent, and
JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank (the “Agent”). The Amendment Agreement provided for the approval of the restatement of the Credit Agreement, dated as of January 26, 2007, among the Borrowers, Holdings, the Guarantors party thereto, the Agent and the other parties thereto from time to time (the “Credit Agreement”). The Credit Agreement as amended and restated by the Amendment Agreement is referred to herein as the “Restated Credit Agreement.”

Among other things, the Restated Credit Agreement: (i) extends the maturity date of $1,407.4 million of the Company’s term loans and $92.6 million of the letter of credit deposits securing the Company’s synthetic letter of credit facility to July 26, 2016; provided that if any of the Company’s 8.5% senior notes due 2015 or senior floating rate notes due 2015 are outstanding on October 31, 2014, the maturity date of such term loans and letter of credit deposits shall be October 31, 2014, (ii) permits future extensions and refinancings of the maturity date of the Company’s term loans, letter of credit deposits and revolving credit commitments under the Restated Credit Agreement, (iii) establishes a sub-limit of $250 million for revolving letters of credit under the Restated Credit Agreement, (iv) permits the Company to refinance term loans in the future with the proceeds of unsecured or secured notes issued by the Company; provided that any such secured notes are subject to a customary first- or second-lien intercreditor agreement, as applicable, and (v) replaces Citibank, N.A., as administrative agent and collateral agent, with JPMorgan Chase Bank, N.A. The Restated Credit Agreement also increases the Eurocurrency rate margin and letter of credit fees with respect to the extended term loans and letter of credit deposits to 3.25% and provides for a 1.0% prepayment premium if any extended term loans are prepaid prior to March 26, 2011 with the proceeds of new term loans having lower interest margins than the extended term loans’ margins. The maturity date, interest margins and letter of credit fees for lenders not extending their loans and letters of credit deposits remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

Date: March 31, 2010	By:	/S/ L. FREDERICK SUTHERLAND
	Name:	L. Frederick Sutherland
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of January 26, 2007, as amended and restated as of March 26, 2010, by and among ARAMARK Corporation (as successor to RMK Acquisition Corporation), ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Holdings GmbH & Co KG, ARAMARK GmbH, ARAMARK Intermediate Holdco Corporation, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and LC facility issuing bank and the other parties thereto from time to time.